UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2010

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2010 Torvec Inc. announced the appointment of Robert. W. Fishback as the company’s Chief Financial Officer effective immediately.

A financial consultant to Torvec from July 2010, Robert W. Fishback, age 54, served as Vice President - Finance, Chief Financial Officer and Treasurer of Ultralife Corporation, Newark, New York, from 1999 to 2009, overseeing corporate growth from $20 million to more than $250 million in revenues. Previously, he served as Controller at ITT Industries, Inc. (formerly Goulds Pumps, Inc), Seneca Falls, New York, and in various corporate financial management positions at Frontier Corporation, Rochester, New York.

Mr. Fishback is a CPA and received an MBA in Finance from SUNY - Buffalo. He spent three years in public accounting with Deloitte & Touche LLP prior to joining the private sector in 1983.

Mr. Fishback’s engagement will bring senior financial executive leadership to Torvec and provide the company with increased finance and accounting focus. His responsibilities will include business and financial system implementation, the ongoing monitoring of financial controls and reporting as well as assisting management in the development and execution of business strategies.

The terms and conditions of Mr. Fishback’s engagement are set forth in the two exhibits to this Current Report (form 8-K).

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

October 22, 2010	By:	Richard Kaplan

Name: Richard Kaplan
Title: CEO

Top of the Form

Exhibit Index

Exhibit No.	Description

1	Engagement Letter
2	Option Agreement